Exhibit 99.1

News Release

Uranium Resources’ Stockholders Approve Reverse Stock Split; Company Announces 2016 Goals

CENTENNIAL, Colo., February 12, 2016 – Uranium Resources, Inc. (NASDAQ:URRE; ASX: URI), a leading exploration, development, and uranium production company, announced today that its stockholders have approved the charter amendment that will permit the company to conduct a reverse stock split of its issued and outstanding common stock.  Of the outstanding shares entitled to vote at a special meeting of stockholders held on February 11, 2016, 93.2% were “FOR” the reverse split.

The amendment allows URI to effect a reverse stock split by a ratio of not less than 1-for-2 and not more than 1-for-20.  The final ratio will be determined by the Company’s Board of Directors in due course.  The primary intent of the reverse split is to enable URI to regain compliance with the Nasdaq minimum US$1 bid price requirement to maintain the Company’s stock listing on Nasdaq.

Summary of Recent Achievements:

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Successfully completed two equity capital raises over the past two months, the most recent of which was with Aspire Capital and which established an option to enter into up to two equity lines of credit for an aggregate of US$10 million.    These equity lines will be for straight common stock and there will be no requirements for the Company to issue warrants or other derivative instruments.

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Either equity line can be utilized at any time by URI over the 24 months after entry into the line.

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The shares issued under the equity line will be based on recent market price at that time, minus a discount ranging from 5-7% on average.

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Entered into a Binding LOI with Laramide Resources Ltd. (TSX: LAM; ASX: LAM) on November 9,, 2015 to transfer ownership of URI’s Churchrock and Crownpoint properties in exchange for US$5.25 million in cash and a US$7.25 million, three year promissory note (10% coupon), secured by a deed of trust or mortgage over the properties.

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Having completed the transformational merger with Anatolia Energy Limited in early November 2015, URI is now actively progressing the high-grade, low-cost Temrezli in-situ recovery (ISR) project towards production in Central Turkey. The successful development of this near-term project will put URI on the path to profitable uranium production, which URI believes will be well-timed to take advantage of the favorable outlook for uranium.

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The new and expanded URI expects to continue with its demonstrated proactive M&A strategy to grow the Company and re-align its portfolio pipeline towards the lowest-quartile cost projects.

Goals for 2016:

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Temrezli.  URI estimates that it will have completed its updated economic analysis on the high-grade, low-cost Temrezli in-situ recovery (ISR) project by the second quarter of 2016.

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This will enable the company to move toward submitting development and operating permit applications in the third quarter of 2016.  Approvals are expected by year-end with targeted construction for the project scheduled for the first quarter of 2017, subject to project financing.

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Laramide Transaction.  The Company continues to work toward completing this transaction by late Q1 2016.  Upon the successful closing of this transaction and with the $10 million equity line of credit now in place, URI will have secured its financing needs for the remainder of the year.

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Ongoing Cost Rationalization Efforts.  We expect to bring the Company’s working capital expenditures below $11 million in 2016.

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M&A Efforts Continue.  2015 was a significant year for URI as we dramatically reshaped the Company for the future.  We continue to be active in the M&A space as we focus URI on low cost, near term uranium production.

Christopher M. Jones, President and Chief Executive Officer of URI said, “In these difficult market conditions we have been able to raise additional equity capital to secure URI’s future.  Together with the US$5.25 million we expect to receive by the end of the first quarter from Laramide, we have strengthened the balance sheet to ensure URI can deliver on its business objectives in 2016, and be ready to transition Temrezli into construction in early 2017.

We transformed this Company through our actions in 2015, dramatically lowering our production cost profile and moving this Company away from the commodity price waiting game.  URI’s highest priority is to advance the high-grade Temrezli in-situ recovery project into commercial production as quickly and efficiently as possible.”

About Uranium Resources

Uranium Resources, Inc. (URI) is focused on advancing to near-term production the Temrezli in-situ recovery (ISR) project in Central Turkey. URI controls extensive exploration properties under nine exploration and operating licenses covering approximately 32,000 acres (over 13,000 ha) with numerous exploration targets, including the potential satellite Sefaatli Project, which is 30 miles (48 km) southwest of the Temrezli Project. In Texas, the Company has two licensed and currently idled processing facilities and approximately 14,000 acres (5,700 ha) of prospective ISR projects. In New Mexico, the Company controls mineral rights encompassing approximately 190,000 acres (76,900 ha) in the prolific Grants Mineral Belt, which is one of the largest concentrations of sandstone-hosted uranium deposits in the world. Incorporated in 1977, URI also owns an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the future financing of the Company, the implementation of the reverse stock split, the execution of documentation for the the Laramide and Aspire Capital transactions, the ability of the Company to engage in merger and acqusitions, including the proposed transaction with Laramide, the Company’s expected burn rate, and developments at the Temrezli

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project are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to raise additional capital in the future; (b) spot price and long-term contract price of uranium; (c) risks associated with our foreign operations, (d) the Company’s ability to reach agreements with current royalty holders; (e) operating conditions at the Company’s projects; (f) government and tribal regulation of the uranium industry and the nuclear power industry; (g) world-wide uranium supply and demand; (h) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (i) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter, including in Turkey; (j) the ability of the Company to enter into and successfully close acquisitions or other material transactions, including the proposed transactions with Laramide and Aspire Capital, and other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Uranium Resources Contact:
Robert Winters, Alpha IR Group
929-266-6315
www.uraniumresources.com

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